LOGIO, Inc. 2000 EQUITY INCENTIVE PLAN
                    As Adopted and Effective April 18, 2000)


I. INTRODUCTION.

         The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Options or sales or awards of Shares that have already occurred shall be rescinded, and no additional grants, sales or awards shall be made thereafter under the Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Independent Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Independent Directors and Consultants with exceptional qualifications and (c) linking Employees, Independent Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The Plan shall be governed by, and construed in accordance with, the laws of the State of Utah, without giving effect to any choice or conflict of law, rule or provision (whether of the State of Utah or other jurisdiction) which would cause the application of any law, rule, provision or regulation other than of the State of Utah.

2. ADMINISTRATION.

         2.1 COMMITTEE COMPOSITION.

                  The Plan shall be administered by the Committee. The Committee shall consist exclusively of three or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy: (a) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (b) such requirements as the Internal Revenue Service may establish for independent directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

         2.2 COMMITTEE RESPONSIBILITIES.

                  The Committee shall (a) select the Employees, Independent Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

         2.3 COMMITTEE FOR NON-OFFICER GRANTS.

                  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this
Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

3. SHARES AVAILABLE FOR GRANTS.

         3.1. BASIC LIMITATION.

                  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed (a) 2,500,000 plus (b) the additional Common Shares described in Sections 3.2, 3.3, and 3.4. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Section 10.

         3.2. ANNUAL INCREASE IN SHARES.

                  As of January 1 of each year, commencing with the year 2001, the aggregate number of Options, SARs, and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of
(a) 5% of the total number of Common Shares then outstanding or (b) 500,000.

         3.3. ADDITIONAL SHARES.

                  If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

         3.4. UNISSUED SHARES UNDER PRIOR PLAN.

                  Any Common Shares available for issuance under the terms of the Company's prior stock option plans, if any (the "Prior Plan") may, in the Committee's discretion, be made available for Awards under the Plan (except for Awards that are ISOs), provided that the number of Common Shares available under the Prior Plan is correspondingly reduced.

         3.5. DIVIDEND EQUIVALENTS.

                  Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

4. ELIGIBILITY.

         4.1. INCENTIVE STOCK OPTIONS.

                  Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. Unless otherwise provided in the Stock Option Agreement, the first $100,000 worth of optioned shares that are part of an option grant and can first be exercised in a given year shall be considered ISOs, and the remainder shall be considered NSOs. In determining stock ownership of an Employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

         4.2. OTHER GRANTS.

                  Only Employees, Independent Directors and Consultants shall be eligible for the grant of Restricted Shares, NSOs or SARs.

5. OPTIONS.

         5.1. STOCK OPTION AGREEMENT.

                  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
Options may be granted in consideration of a reduction in the Optionee's other compensation.

         5.2. NUMBER OF SHARES.

                  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 250,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

         5.3. EXERCISE PRICE.

                  Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of the grant.

         5.4. EXERCISABILITY AND TERM.

                  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. A Stock Option Agreement may provide for early exercise upon the condition that the Common Shares issued upon exercise be made subject to a Restricted Stock Agreement with vesting and other restrictions. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

         5.5. MODIFICATION OR ASSUMPTION OF OPTIONS.

                  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

6. PAYMENT FOR OPTION SHARES.

         6.1. GENERAL RULE.

                  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows: (a) in the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement, but the Stock Option Agreement may specify that payment may be made in any form(s) described in this
Section 6; or (b) in the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Section 6.

         6.2. SURRENDER OF STOCK.

                  To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. Unless otherwise permitted by the Committee, the Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes

         6.3. EXERCISE / SALE.

                  To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

         6.4. EXERCISE / PLEDGE.

                  To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

         6.5. PROMISSORY NOTE.

                  To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

         6.6. OTHER FORMS OF PAYMENT

                  To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

7. AUTOMATIC OPTION GRANTS TO INDEPENDENT DIRECTORS.

         7.1. INITIAL GRANTS.

                  Each Independent Director who first becomes a member of the Board after the Effective Date shall receive a one-time grant of an NSO covering 10,000 Common Shares (subject to adjustment under Section 11). Such NSO shall be granted on the date when such Independent Director first joins the Board. Such NSO shares shall become exercisable as follows: 25% of such NSO shares shall become exercisable upon the completion of 12 months of service from the date of grant and 1/48 of the total number of such NSO shares shall become exercisable upon the completion of each of the next 36 months of service. An Independent Director who previously was an Employee shall not receive a grant under this
Section 7.1.

         7.2. ANNUAL GRANTS.

                  Upon the conclusion of each regular annual meeting of the Company's stockholders held in the year 2000 or thereafter, each Independent Director who will continue serving as a member of the Board thereafter shall receive an NSO covering 5,000 Common Shares (subject to adjustment under Section
11), except that such NSO shall not be granted in the calendar year in which the same Independent Director received the NSO described in Section 7.1. NSOs granted under this Section 7.2 shall become exercisable in full on the first anniversary of the date of grant. An Independent Director who previously was an Employee shall be eligible to receive grants under this Section 7.2.

         7.3. ACCELERATED EXERCISABILITY.

                  All NSOs granted to an Independent Director under this Section 7 shall also become exercisable in full in the event of: (a) the termination of such Independent Director's service because of death, total and permanent disability or retirement at or after age 65; or (b) a Change in Control with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

         7.4. EXERCISE PRICE.

                  The Exercise Price under all NSOs granted to an Independent Director under this Section 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

         7.5. TERM.

                  All NSOs granted to an Independent Director under this Section 7 shall terminate on the earliest of (a) the 10th anniversary of the date of grant or (b) the date 12 months after the termination of such Independent Director's service for any reason.

         7.6. AFFILIATES OF INDEPENDENT DIRECTORS.

                  The Committee may provide that the NSOs that otherwise would be granted to an Independent Director under this Section 7 shall instead be granted to an affiliate of such Independent Director. Such affiliate shall then be deemed to be an Independent Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the NSOs shall be applied with regard to the service of the Independent Director.

8. STOCK APPRECIATION RIGHTS.

         8.1. SAR AGREEMENT.

                  Each grant of SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

         8.2. NUMBER OF SHARES.

                  Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10. SARs granted to any Optionee in a single fiscal year shall in no event pertain to more than 250,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 500,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 10.

         8.3. EXERCISE PRICE.

                  Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

         8.4. EXERCISABILITY AND TERM.

                  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

         8.5. EXERCISE OF SARS.

                  Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

         8.6. MODIFICATION OR ASSUMPTION OF SARS.

                  Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

9. RESTRICTED SHARES.

         9.1. RESTRICTED STOCK AGREEMENT.

                  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

         9.2. PAYMENT FOR AWARDS.

                  Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, future services and past services. To the extent that an Award consists of newly issued Restricted Shares, the consideration shall consist exclusively of cash, cash equivalents or past services rendered to the Company (or a Parent or Subsidiary) or, for the amount in excess of the par value of such newly issued Restricted Shares, full-recourse promissory notes, as the Committee may determine.

         9.3. VESTING CONDITIONS.

                  Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events.

         9.4. VOTING AND DIVIDEND RIGHTS.

                  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

10. PROTECTION AGAINST DILUTION.

         10.1. ADJUSTMENTS.

                  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification, reverse split or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of: (a) The number of Options, SARs and Restricted Shares available for future Awards under Section 3; (b) the limitations set forth in Sections 5.2 and 8.2; (c) the number of NSOs to be granted to Independent Directors under Section 7; (d) the number of Common Shares covered by each outstanding Option and SAR; or (e) the Exercise Price under each outstanding Option and SAR. Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

         10.2. DISSOLUTION OR LIQUIDATION.

                  To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

         10.3. REORGANIZATIONS.

                  In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation,
(b) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability and/or vesting and accelerated expiration of the outstanding Awards or (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

11. CHANGE IN CONTROL.

         Unless the applicable agreement evidencing the Award provides otherwise, in the event of any Change in Control, the vesting and exercisability of each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Common Shares at the time subject to such Award and may be exercised for any or all of those shares as fully-vested Common Shares. Notwithstanding the foregoing, acceleration of vesting and exercisability shall not occur upon a Change in Control only to the following extent and under the following circumstances:

     (a) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting and exercisability shall not occur to the extent that the Company's independent accountants and such other party's independent accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting;

     (b) The Committee makes a reasonable, good faith determination that the Award will remain outstanding, or will be assumed by the surviving corporation (or parent or subsidiary thereof), or will be substituted with an award with substantially the same terms by the surviving corporation (or parent or subsidiary thereof); and

     (c) The Committee may, in its discretion, provide in the Stock Option Agreement that, to the extent that acceleration of vesting and exercisability does not occur upon the event of any Change in Control because of the application of Sections 11(a) or (b), in the event that a recipient of an Award experiences an Involuntary Termination within twelve (12) months following such Change in Control, the vesting and exercisability of each outstanding Award held by such recipient shall automatically accelerate, as if the recipient of the Award provided another six (6) months of service following such Involuntary Termination. Absent a specific reference in the Stock Option Agreement and/or the associated Notice of Option, the acceleration provided in this Section 11(c) shall not be applicable.

12. DEFERRAL OF AWARDS.

         The Committee (in its sole discretion) may permit or require a Participant to: (a) have cash that otherwise would be paid to such Participant as a result of the exercise of an SAR credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books; (b) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR; or (c) have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company's books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

13. AWARDS UNDER OTHER PLANS.

         The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of an Option and shall, when issued, reduce the number of Common Shares available under Section 3.

14. PAYMENT OF DIRECTOR'S FEES IN SECURITIES.

        14.1. EFFECTIVE DATE.

                  No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

         14.2. ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES

                  An Independent Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, or Restricted Shares or a combination thereof, as determined by the Board. Such NSOs and Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

         14.3. NUMBER AND TERMS OF NSOS, RESTRICTED SHARES

                  The number of NSOs or Restricted Shares to be granted to Independent Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs or Restricted Shares shall also be determined by the Board.

15. LIMITATION ON RIGHTS.

         15.1. RETENTION RIGHTS.

                  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Independent Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Independent Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

         15.2. STOCKHOLDERS' RIGHTS.

                  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

         15.3. REGULATORY REQUIREMENTS.

                  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

         15.4. COMPANY RIGHT OF FIRST REFUSAL.

                  Any Award granted under the Plan may, in the Committee's discretion, include a condition that the Common Shares issued pursuant to the Award be subject to a right of first refusal in favor of the Company in the event of any subsequently proposed transfer of such shares.

         15.5. MARKET STANDOFF AGREEMENT.

                  In connection with any public offering of the Company's securities and upon request of the Company or the underwriters managing such underwritten offering of the Company's securities, each Participant agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares or Options (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's public offering.

16. WITHHOLDING TAXES.

         16.1. GENERAL.

                  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

         16.2. SHARE WITHHOLDING.

                  The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

17. FUTURE OF THE PLAN.

         17.1.  TERM OF THE PLAN.

                  The Plan, as set forth herein, shall become effective on the Effective Date. The Plan shall remain in effect until it is terminated under
Section 17.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Section 3 which was approved by the Company's stockholders.

         17.2. AMENDMENT OR TERMINATION.

                  The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

18. LIMITATION ON PAYMENTS.

         18.1. SCOPE OF LIMITATION.

                  This Section 18 shall apply to an Award only if: (a) the income tax professionals most recently selected by the Board (the "CPA's") determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under section 4999 of the Code), will be greater after the application of this
Section 18 than it was before the application of this Section 18; or (b) the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this
Section 18 (regardless of the after-tax value of such Award to the Participant). If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan except to the extent that an Award specifically refers to, and overrides, this Section 18.

         18.2. BASIC RULE.

                  In the event that the CPA's determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

         18.3. REDUCTION OF PAYMENTS.

                  If the CPA's determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the CPA's under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

         18.4. OVERPAYMENTS AND UNDERPAYMENTS.

                  As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the CPA's hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the CPA's, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the CPA's believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the CPA's determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

         18.5. RELATED CORPORATIONS.

                  For purposes of this Section 18, the term "Company" shall include affiliated corporations to the extent determined by the CPA's in accordance with section 280G(d)(5) of the Code.

19. DEFINITIONS.

         19.1. "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity for which a control relationship exists.

         19.2. "Award" means any award of an Option, an SAR, or a Restricted Share under the Plan.

         19.3. "Board" means the Company's Board of Directors, as constituted from time to time.

         19.4. "Cause" means the commission of any act of fraud, embezzlement or dishonesty by the recipient of the Award, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner.

         19.5. "Change in Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of
                  (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets; (c) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or (d) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph
                  (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

         19.6.    "Code" means the Internal Revenue Code of 1986, as amended.

         19.7.    "Committee"  means a committee  of the Board,  as described in
                  Section 2.

         19.8. "Common Share" means one share of the common stock of the Company.

         19.9.    "Company" means Logio, Inc., a Nevada corporation.

         19.10. "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

         19.11. "Effective Date" means the date of the Plan's adoption by the Board.

         19.12. "Employee" means a salaried, common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

         19.13. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         19.14. "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

         19.15. "Fair Market Value" means the market price of Common Shares, determined by the Committee in good faith on such basis as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the closing prices reported in The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

         19.16. "Independent Director" shall mean a member of the Board who is not an Employee. Service as an Independent Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

         19.17. "Involuntary Termination" means the termination of the service of the recipient of the Award which occurs by reason of: (1) such recipient's involuntary dismissal or discharge by the Company for reasons other than Cause, or (2) such recipient's voluntary resignation following (A) a change in his or her position with the Company which materially reduces his or her level of responsibility, (B) a reduction in his or her level of base salary or (C) a relocation of such recipient's place of employment by more than 35 miles, provided and only if such change, reduction or relocation is effected by the Company without the recipient's consent.

         19.18. "ISO" means an incentive stock option described in section 422(b) of the Code.

         19.19. "NSO" means a stock option not described in sections 422 or 423 of the Code.

         19.20. "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

         19.21. "Optionee" means an individual or estate who holds an Option or SAR.

         19.22. "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship with a corporation. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

         19.23. "Participant" means an individual or estate who holds an Award.

         19.24. "Plan" means this Logio, Inc. 2000 Equity Incentive Plan, as amended from time to time.

         19.25. "Restricted Share" means a Common Share awarded under the Plan.

         19.26. "Restricted Stock Agreement" means the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Share.

         19.27.   "SAR" means a stock appreciation right granted under the Plan.

         19.28. "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

         19.29. "Stock Option Agreement" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

         19.30. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or has a control relationship. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.